Exhibit 99.(d)(3)

NOTICE OF REDEMPTION

To the Holders of All Outstanding

HOLOGIC, INC.

2.00% Convertible Senior Notes due 2037

(CUSIP No. 436440 AA9)1

Reference is made to the Indenture, dated as of December 10, 2007 (the “Base Indenture”), by and between Hologic, Inc., a Delaware corporation (the “Company”), as issuer, and Wilmington Trust Company, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of December 10, 2007 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”), between the Company and the Trustee, relating to the Company’s 2.00% Convertible Senior Notes due 2037 issued December 10, 2007 (the “Notes”). Article 11 of the Base Indenture and Article 11 of the Supplemental Indenture provide that, at any time on or after December 18, 2013, the Company may redeem any or all of the Notes in accordance with the terms, procedures and conditions outlined in the Indenture. All capitalized terms used but not specifically defined herein shall have the meanings given to such terms in the Indenture and the Notes.

NOTICE IS HEREBY GIVEN that, pursuant to the provisions of the Indenture, the Company has elected to redeem, and will redeem on December 18, 2013 (the “Redemption Date”), all of the outstanding Notes ($405,000,000.00 aggregate principal amount of Notes is outstanding as of the date of this Notice of Redemption) at a redemption price (the “Redemption Price”) payable in cash equal to 100% of the accreted principal amount of the Notes to be redeemed plus accrued and unpaid interest (including Contingent Interest, if any) to, but not including, the Redemption Date upon the terms and subject to the conditions set forth in the Indenture, the Notes, and this Notice of Redemption and any related notice materials, as amended and supplemented from time to time. On the Redemption Date, the accreted principal amount of the Notes will be approximately $1,000.16 per $1,000 original principal amount of the Notes and the Company does not expect that there will be any accrued and unpaid interest due as part of the Redemption Price. The Redemption Price is based solely on the requirements of the Indenture and the Notes and bears no relationship to the market price of the Notes or the Company’s Common Stock.

On the Redemption Date, the Redemption Price will become due and payable on outstanding Notes. Unless the Company defaults in the payment of the Redemption Price, interest on such Notes will cease to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes after such date will be to receive payment of the Redemption Price upon surrender of the Notes to Wilmington Trust Company, as paying agent (the “Paying Agent”). The name and address of the Paying Agent are set forth below.

[1]	The CUSIP number has been assigned to the Notes by an organization that is not affiliated with the Company or the Trustee and is included solely for the convenience of the Holders of the Notes. Neither the Company nor the Trustee shall be responsible for the selection or use of any such CUSIP number, nor is any representation made as to its correctness or accuracy on the Notes or as indicated in this Notice of Redemption.

As of the date of this Notice of Redemption, all custodians and beneficial holders of the Notes hold the Notes through accounts with the Depository Trust Company (“DTC”) or its nominee and there are no certificated Notes in non-global form. Accordingly, the Notes called for redemption must be surrendered to the Paying Agent in accordance with the applicable procedures of DTC to collect the Redemption Price. In the unlikely event that Notes are issued in physical certificates after the date hereof to a Holder other than DTC or its nominee, then such a Holder must surrender the Notes to the Paying Agent at the address set forth below to collect the Redemption Price.

The method chosen for delivery of the Notes is at the option and risk of the Holder. If delivery is by mail, use of registered or certified mail, properly insured is suggested.

As a result of the Company’s exercise of its redemption right, as described in this Notice of Redemption, Holders of the Notes have a right to convert the Notes called for redemption at any time prior to 5:00 p.m., New York City time, on December 17, 2013 (the “Conversion Deadline”), which is the Business Day immediately preceding the Redemption Date. Any Holders who wish to convert Notes must surrender such Notes for conversion in accordance with the applicable procedures of DTC no later than the Conversion Deadline (Holders’ right to convert expires after the Conversion Deadline unless the Company defaults in the payment of the Redemption Price) and must satisfy the other requirements set forth in the Indenture. In the unlikely event that Notes are issued in physical certificates after the date hereof to a Holder other than DTC or its nominee, then such a Holder who desires to surrender the Notes for conversion must complete and sign a notice of conversion in the form attached hereto as Schedule A (the “Notice of Conversion”) in accordance with the instructions set forth therein and deliver such Notice of Conversion, together with the certificates evidencing the Notes being surrendered and all necessary endorsements, to the Conversion Agent (as defined below) prior to the Conversion Deadline. Notes with respect to which the conversion right is validly exercised in accordance with the terms of the Notes and the Indenture prior to the Conversion Deadline will not be redeemed on the Redemption Date. As of the date of this Notice of Redemption, the Conversion Rate for the Notes is 25.911 shares of Common Stock per $1,000 original principal amount outstanding, which is equivalent to a Conversion Price of approximately $38.59 per share. Wilmington Trust Company will be the conversion agent for the Notes (the “Conversion Agent”). The name and address of the Conversion Agent are set forth below.

In addition, pursuant to the Indenture, each Holder of the Notes has a put option (the “Put Option”) pursuant to which such Holder has the right to require the Company to repurchase all or a portion of such Holder’s Notes on December 13, 2013 (the “Put Option Repurchase Date”) for 100% of the original principal amount of the Notes validly surrendered for repurchase and not withdrawn plus accrued and unpaid interest to, but not including, the Put Option Repurchase Date. Because the Put Option Repurchase Date falls after a Regular Record Date (December 1, 2013) and prior to the corresponding Interest Payment Date (December 15, 2013), the Company will pay the full amount of accrued and unpaid interest payable on such Interest Payment Date to the Holders of record at the close of business on the corresponding Regular Record Date. Notes with respect to which the Put Option is validly exercised in accordance with the terms of the Notes and the Indenture prior to the applicable deadline will be repurchased by the Company on the Put Option Repurchase Date notwithstanding the Company’s exercise of its redemption right.

For information regarding the Put Option, Holders of the Notes should refer to the Company’s Put Right Notice dated November 14, 2013.

The Trustee, Paying Agent and Conversion Agent is

Wilmington Trust Company

and for purposes of this Notice of Redemption, the address is:

Wilmington Trust Company

Rodney Square North

1100 North Market Street

Wilmington, DE 19890

Attention: Corporate Capital Markets

Any questions or requests for assistance or copies of this Notice of Redemption or other materials may be directed to the Paying Agent.

The date of this Notice of Redemption is November 14, 2013.

* * * * *

HOLOGIC, INC.

By: Wilmington Trust Company, as Trustee

Dated: November 14, 2013

SCHEDULE A. NOTICE OF CONVERSION

NOTICE OF CONVERSION

The undersigned Holder of this Note hereby irrevocably exercises the option to convert this Note, or any portion of the Accreted Principal Amount hereof (which is U.S. $1,000 Original Principal Amount or an integral multiple of U.S. $1,000 in excess thereof, provided that the unconverted portion of such Original Principal Amount is U.S. $1,000 or any integral multiple of U.S. $1,000 in excess thereof) below designated, into shares of Common Stock or Reference Property in accordance with the terms of the Supplemental Indenture referred to in this Note, and directs that the consideration due upon such conversion (including a check in payment for any fractional share and any Notes representing any unconverted principal amount hereof), be delivered to and be registered in the name of the undersigned unless a different name has been indicated below. If shares of Common Stock, Reference Property or Notes are to be registered in the name of a Person other than the undersigned, (a) the undersigned shall pay all transfer taxes payable with respect thereto and (b) signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934. Any amount required to be paid by the undersigned on account of interest accompanies this Note.

Dated:
Signature(s)

If shares or Notes are to be registered in the name of a Person other than the Holder, please print such Person’s name and address:

(Name)

(Address)
Social Security Number or other Identification Number, if any
[Signature Guaranteed]

If only a portion of the Notes is to be converted, please indicate:

1.	Accreted Principal Amount to be converted: U.S. $

2.	Accreted Principal Amount and denomination of Notes representing unconverted Accreted Principal Amount to be issued:

Amount: U.S. $                      Denominations: U.S. $

(U.S. $1,000 Original Principal Amount or any integral multiple of U.S. $1,000 in excess thereof, provided that the unconverted portion of such principal amount is U.S. $1,000 Original Principal Amount or any integral multiple of U.S. $1,000 in excess thereof).

4